Exhbit 3(i)(d)
                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW
CORPORATE NAME: (List the name of the company prior to any desired name change)

                             DIGITAL REPORTING, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                      ------------------------------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the ful text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ___ .)

                                    ARTICLE 1
The name of this corporation shall be CYBERGUIDES INTERNATIONAL, INC.

                                   ARTICLE. 5

The total authorized number of shares of this corporation is 30,000,000, all of which shall be common Shares of the par value of $.001 each.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

               ___________/s/_____________________________________
              (Signature of Authorized Person) Peter Lee, President
INSTRUCTIONS                                                      FOR OFFICE USE
                                                                       ONLY
      1.  Type or print with black ink.
      2.  A filing fee of: $35.00 made payable to the
           Secretary of State.
      3.     Return completed form to:
             Secretary of State                              STATE OF MINNESOTA
             180 State Office Building                       DEPARTMENT OF STATE
             100 Constitution Ave.
             St. Paul, MN 55135-1299                            SEP 30 1997
                                                              Secretary of State

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